NewAmsterdam Pharma Provides Corporate Update and Reports Third Quarter Financial Results

– Marketing Authorization Applications for obicetrapib and FDC of obicetrapib plus ezetimibe accepted for review by European Medicines Agency –

– BROOKLYN and BROADWAY pooled MACE analysis published in the Journal of the American College of Cardiology, while the BROADWAY pre-specified Alzheimer’s substudy was published in the Journal of Prevention of Alzheimer's Disease –

– $756.0 million in cash, cash equivalents and marketable securities at September 30, 2025 –

Naarden, the Netherlands and Miami, USA; November 5, 2025 – NewAmsterdam Pharma Company N.V. (Nasdaq: NAMS or “NewAmsterdam” or the “Company”), a late-stage, clinical biopharmaceutical company developing oral, non-statin medicines for patients at risk of cardiovascular disease (“CVD”) with elevated low-density lipoprotein cholesterol (“LDL-C”), for whom existing therapies are not sufficiently effective or well-tolerated, today announced financial results for the quarter ended September 30, 2025 and provided a corporate update.

“We remain acutely focused on our mission to deliver obicetrapib, as a novel, well-tolerated, and conveniently administered therapy for millions of patients with cardiometabolic disease who continue to struggle to reach their LDL-C goals,” said Michael Davidson, M.D., Chief Executive Officer of NewAmsterdam. “In the third quarter, we achieved a significant regulatory milestone with the European Medicines Agency’s (“EMA”) acceptance for review of the marketing authorization applications (“MAAs”), by our partner Menarini, for both obicetrapib monotherapy and the fixed-dose combination (“FDC”) with ezetimibe. These submissions, supported by data from our pivotal BROADWAY, BROOKLYN and TANDEM trials, represent an important step toward bringing obicetrapib to patients across Europe.”

“In parallel, we continue to advance our broader clinical development strategy, including PREVAIL, our ongoing cardiovascular outcomes trial (“CVOT”), and REMBRANDT, our Phase 3 imaging trial,” continued Dr. Davidson. “We are also making meaningful progress building our global infrastructure to support the potential launch of obicetrapib, if approved. As we engage with the investment and medical communities through upcoming conference and medical meetings, we look forward to sharing new pooled efficacy and safety data and to further highlighting our strategic vision for obicetrapib as a differentiated therapy in a large and growing market.”

Clinical Development Updates

NewAmsterdam is developing obicetrapib, an oral, low-dose and once-daily investigational cholesteryl ester transfer protein (“CETP”) inhibitor, as the preferred LDL-C lowering therapy to be used in patients at risk of CVD for whom existing therapies are not sufficiently effective or well-tolerated.

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In July 2025, NewAmsterdam announced additional results from the prespecified Alzheimer’s disease (“AD”) biomarker analysis in the Phase 3 BROADWAY trial, presented at the 2025 Alzheimer’s Association International Conference (“AAIC”), which NewAmsterdam believes further support the potential of obicetrapib to modify key biomarkers of AD pathology over a 12-month period in patients with atherosclerotic cardiovascular disease (“ASCVD”).
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In ApoE4/E4 carriers, the highest risk category for Alzheimer’s disease, obicetrapib was observed to reduce p-tau217 levels by 20.5%, over 12 months, compared to placebo (p=0.010, n=29).
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In October 2025, the data was published in the Journal of Prevention of Alzheimer's Disease.
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In August 2025, NewAmsterdam presented pooled efficacy and safety data from its pivotal Phase 3 BROADWAY and BROOKLYN trials at the European Society of Cardiology Congress (“ESC”) 2025, along with the simultaneous publication in the Journal of the American College of Cardiology, highlighting obicetrapib’s performance across diverse lipid-lowering backgrounds observed in these trials. The presentation and publication underscore the Company’s continued momentum in advancing obicetrapib as a differentiated oral therapy for patients with elevated LDL-C.
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In November 2025, NewAmsterdam expects to present additional data at the American Heart Association’s Scientific Sessions 2025, highlighting obicetrapib’s impact on LDL particles observed in BROADWAY and BROOKLYN.

Upcoming Milestones and Ongoing Trials:

Following the successful completion and positive topline results of the Phase 3 BROADWAY, TANDEM, and BROOKLYN trials, NewAmsterdam plans to announce additional data from these trials relating to obicetrapib and the FDC of obicetrapib plus ezetimibe.

The following Phase 3 trials are currently ongoing:

•
PREVAIL Phase 3 trial: PREVAIL is a CVOT evaluating obicetrapib in patients with a history of ASCVD, whose LDL-C is not adequately controlled despite being on maximally tolerated lipid-lowering therapy. NewAmsterdam completed enrollment of over 9,500 patients in April 2024.
•
REMBRANDT Phase 3 trial: The trial will utilize coronary computed tomography angiography imaging to evaluate the effect of obicetrapib plus ezetimibe FDC on coronary plaque. The placebo-controlled, double-blind, randomized, Phase 3 trial is being conducted in adult participants with high-risk ASCVD with evidence of coronary plaque who are not adequately controlled by their maximally tolerated lipid-modifying therapy, to assess the impact of the obicetrapib 10 mg plus ezetimibe 10 mg FDC daily on coronary plaque and inflammation characteristics. The trial is expected to enroll 300 patients.

NewAmsterdam also plans to initiate the RUBENS Phase 3 clinical trial to evaluate obicetrapib in combination with ezetimibe in patients with type 2 diabetes or metabolic syndrome that require additional lowering of LDL-C despite treatment with available therapy. The RUBENS trial is expected to initiate in the fourth quarter of 2025.

Corporate Updates

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In August 2025, the EMA accepted for review the MAAs for obicetrapib 10 mg monotherapy and the FDC of 10 mg obicetrapib plus 10 mg ezetimibe for the treatment of primary hypercholesterolemia, including heterozygous familial and non-familial or mixed dyslipidemia. The EMA’s validation of the submissions, made by NewAmsterdam’s partner, A. Menarini International Licensing S.A. (“Menarini”), represents a key regulatory milestone. The submissions are supported by data from the BROADWAY, BROOKLYN, and TANDEM pivotal Phase 3 trials.

Third Quarter Financial Results

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Cash Position: As of September 30, 2025, NewAmsterdam recorded cash, cash equivalents and marketable securities of $756.0 million, compared to $834.2 million as of December 31, 2024. The decrease was primarily driven by ongoing operating expenditures.
•
Revenue: NewAmsterdam recognized $0.3 million in revenue for the quarter ended September 30, 2025, compared to $29.1 million in the same period in 2024. The decrease was primarily attributable to the recognition of $27.3 million of revenue from a license agreement with Menarini related to a clinical development milestone which was earned in the quarter ended September 30, 2024 while there were no clinical milestones earned in the quarter ended September 30, 2025.
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Research and Development (“R&D”) Expenses: R&D expenses were $31.0 million in the quarter ended September 30, 2025, compared to $35.7 million for the same period in 2024. This decrease was primarily due to a decrease in clinical expenses and manufacturing expenses, partially offset by an increase in personnel expenses, including share-based compensation and non-clinical expenses related to pipeline expansion and product lifecycle management. Share-based compensation expenses included with R&D expenses totaled $5.0 million in the quarter ended September 30, 2025, compared to $3.0 million for the same period in 2024.
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Selling, General and Administrative (“SG&A”) Expenses: SG&A expenses were $24.5 million in the quarter ended September 30, 2025, compared to $18.4 million for the same period in 2024. This increase was primarily due to an increase in personnel expenses, including share-based compensation. Share-based compensation expenses included with SG&A expenses totaled $10.0 million in the quarter ended September 30, 2025, compared to $5.0 million for the same period in 2024.

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Net loss: Net loss for the quarter ended September 30, 2025, was $72.0 million, compared to net loss of $16.6 million for the same period in 2024. The individual components of the change are described above in addition to non-cash losses related to changes in the fair value of our derivative liabilities.

About Obicetrapib

Obicetrapib is a novel, oral, low-dose CETP inhibitor that NewAmsterdam is developing to overcome the limitations of current LDL-lowering treatments. In each of the Company’s Phase 2 trials, ROSE2, TULIP, ROSE, and OCEAN, as well as the Company’s Phase 3 BROOKLYN, BROADWAY and TANDEM trials, evaluating obicetrapib as monotherapy or combination therapy, the Company observed statistically significant LDL-lowering combined with a side effect profile similar to that of placebo. The Company commenced the Phase 3 PREVAIL cardiovascular outcomes trial in March 2022, which is designed to assess the potential of obicetrapib to reduce occurrences of MACE. The Company completed enrollment of PREVAIL in April 2024 and randomized over 9,500 patients. Commercialization rights of obicetrapib in Europe, either as a monotherapy or as part of a fixed-dose combination with ezetimibe, have been exclusively granted to the Menarini Group, an Italy-based, leading international pharmaceutical and diagnostics company.

About Cardiovascular Disease

Cardiovascular disease remains the leading cause of death globally, despite the availability of lipid-lowering therapies (“LLTs”). By 2050 more than 184 million U.S. adults are expected to be affected by CVD and hypertension, including 27 million with coronary heart disease and 19 million with stroke. In the United States from 2019 through 2022, CVD age-adjusted mortality rates increased by 9%, reversing the trend observed since 2010 and undoing nearly a decade of progress. Despite the availability of high-intensity statins and non-statin LLTs, LDL-C target level attainment remains low, contributing to residual cardiovascular risk, and underscoring a significant clinical need for improved therapeutic regimens. Even with 269 million LLT prescriptions written over the last 12 months, 30 million under-treated US adults are not at their risk-based LDL-C goal, of which 13 million have ASCVD. Less than 1 in 4 patients with ASCVD achieve an LDL-C goal of less than 70 mg/dL and only 10% of very high risk ASCVD patients achieve the goal below 55 mg/dL. In addition to the 30 million under-treated U.S. adults, there are 10 million patients diagnosed with elevated LDL-C who are not taking any LLTs including statins. Beyond LDL-C, additional factors are at play, such as lifestyle choices, tobacco use, and obesity, as well as inflammation, thrombosis, triglyceride levels, elevated Lp(a) levels, and type 2 diabetes.

Alzheimer’s Analysis

In BROADWAY, a pre-specified analysis was designed to assess plasma biomarkers of Alzheimer’s disease (“AD”) in patients enrolled in the BROADWAY trial and evaluated the effects of longer duration of therapy (12 months) with a prespecified ApoE population, based on phenotypic analysis. The analysis included 1,535 patients, including 367 ApoE4 carriers (ApoE3/E4 or ApoE4/E4), whose ApoE status was able to be determined. Because this analysis was based on a subset of patients from BROADWAY (which was designed to evaluate LDL-C reductions in an ASCVD and/or HeFH population), the AD analysis was not controlled for baseline differences between the treatment and placebo populations, but statistical analyses were adjusted for baseline biomarker values and age. The absolute and percent change over 12 months in p-tau217, a key biomarker of AD pathology, was measured among patients with baseline and end of study datapoints above the lower limit of quantitation. Additional outcome measures included NFL, GFAP, p-tau181, and Aβ42/40 ratio absolute and percent change over 12 months. NewAmsterdam observed statistically significant lower absolute changes in p-tau217 compared to placebo over 12 months in both the full analysis set (p=0.025; n= 1,535) and in ApoE4 carriers (p=0.022; n=367) as well as favorable trends in the other AD biomarkers. Although a safety analysis was not performed in the AD analysis population, in BROADWAY obicetrapib was observed to be well-tolerated, with safety results comparable to placebo.

About NewAmsterdam

NewAmsterdam Pharma (Nasdaq: NAMS) is a late-stage clinical biopharmaceutical company whose mission is to improve patient care in populations with metabolic diseases where currently approved therapies have not been adequate or well tolerated. We seek to fill a significant unmet need for a safe, well-tolerated and convenient LDL-lowering therapy. In multiple phase 3 trials, NewAmsterdam is investigating obicetrapib, an oral, low-dose and once-daily CETP inhibitor, alone or as a fixed-dose combination with ezetimibe, as LDL-C lowering therapies to be used as an adjunct to statin therapy for patients at risk of CVD with elevated LDL-C, for whom existing therapies are not sufficiently effective or well tolerated.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s business and strategic plans; the Company’s commercial opportunity; the therapeutic and curative potential of the Company’s product candidates; the Company’s clinical trials and the timing for commencing trials, enrolling patients and completing trials; the timing and forums for announcing data; the achievement and timing of regulatory filings and approvals; and plans for commercialization. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the approval of the Company’s product candidates and the timing of expected regulatory and business milestones, including potential commercialization; whether topline, initial or preliminary results from a particular clinical trial will be predictive of the final results of that trial and whether results of early clinical trials will be indicative of the results of later clinical trials, or whether projections regarding clinical outcomes will reflect actual results in future clinical trials or clinical use of our product candidates, if approved; the potential for varying interpretation of the results of clinical trials and analyses; the impact of competitive product candidates; and those risks, uncertainties and other factors discussed under the caption “Item 1A. Risk Factors” and elsewhere in the Company’s most recent Form 10-K, Form 10-Q and other public filings with the Securities and Exchange Commission, which are available at www.sec.gov. Additional risks related to the Company’s business include, but are not limited to: uncertainty regarding outcomes of the Company’s ongoing clinical trials, particularly as they relate to regulatory review and potential approval for its product candidates; risks associated with the Company’s efforts to commercialize its product candidates; the Company’s ability to negotiate and enter into definitive agreements on favorable terms, if at all; the impact of competing product candidates on the Company’s business; risks and uncertainties relating to intellectual property and regulatory exclusivities; the Company’s ability to attract and retain qualified personnel; and the Company’s ability to continue to source the raw materials for its product candidates. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

In addition, forward-looking statements reflect the Company’s expectations, plans, or forecasts of future events and views as of the date of this press release and are qualified in their entirety by reference to the cautionary statements herein. The Company anticipates that subsequent events and developments may cause the Company’s assessments to change. These forward-looking statements should not be relied upon as representing the Company’s assessment as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither the Company nor any of its affiliates undertakes any obligation to update these forward-looking statements, except as may be required by law.

Company Contact

Matthew Philippe

P: 1-917-882-7512

matthew.philippe@newamsterdampharma.com

Media Contact

Real Chemistry on behalf of NewAmsterdam

Christian Edgington

P: 1-513-310-6410

cedgington@realchemistry.com

Investor Contact

Precision AQ on behalf of NewAmsterdam

Austin Murtagh

P: 1-212-698-8696

austin.murtagh@precisionaq.com

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Balance Sheet

(Unaudited)

	September 30, 2025	December 31, 2024
(In thousands of USD)
Assets
Current assets:
Cash and cash equivalents	538,407	771,743
Prepayments and other receivables	28,074	24,272
Employee receivables	—	4,951
Marketable securities, current	164,539	62,447
Restricted cash	1,308	—
Total current assets	732,328	863,413
Marketable securities, net of current portion	53,091	—
Property, plant and equipment, net	323	242
Operating right of use asset	246	431
Intangible assets	439	534
Total assets	786,427	864,620
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	3,632	4,744
Accrued expenses and other current liabilities	10,098	13,608
Deferred revenue, current	—	6,008
Lease liability, current	181	246
Derivative earnout liability, current	—	44,798
Derivative warrant liabilities	44,361	37,514
Total current liabilities	58,272	106,918
Lease liability, net of current portion	85	202
Total liabilities	58,357	107,120
Commitments and contingencies (Note 12)
Shareholders' Equity (deficit):
Ordinary shares, €0.12 par value; 400,000,000 shares authorized; 113,172,684 and 108,064,340 shares issued and outstanding as at September 30, 2025 and December 31, 2024, respectively	14,107	13,444
Additional paid-in capital	1,396,790	1,298,160
Accumulated loss	(687,467)	(558,571)
Accumulated other comprehensive income	4,640	4,467
Total shareholders' equity	728,070	757,500
Total liabilities and shareholders' equity	786,427	864,620

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
(In thousands of USD, except per share amounts)
Revenue	348	29,111	22,471	32,791
Operating expenses:
Research and development expenses	30,971	35,702	103,238	116,511
Selling, general and administrative expenses	24,520	18,412	78,936	49,340
Total operating expenses	55,491	54,114	182,174	165,851
Operating loss	(55,143)	(25,003)	(159,703)	(133,060)
Other income (expense):
Interest income	6,713	4,443	21,119	12,396
Fair value change – earnout	—	(5,414)	3,992	(11,020)
Fair value change – warrants	(23,792)	4,644	(7,440)	(19,008)
Loss on disposal of property, plant and equipment	(1)	—	(1)	—
Foreign exchange gains/(losses)	218	4,682	13,137	1,270
Loss before tax	(72,005)	(16,648)	(128,896)	(149,422)
Income tax expense (benefit)	—	(1)	—	(1)
Loss for the period	(72,005)	(16,647)	(128,896)	(149,421)
Other comprehensive income/(loss)
Unrealized gain/(loss) on available-for-sale securities, net of tax	313	—	173	—
Total comprehensive loss for the period, net of tax	(71,692)	(16,647)	(128,723)	(149,421)

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Statements of Mezzanine Equity and Shareholders' Equity

(Unaudited)

(In thousands of USD, except share amounts)	Shares	Amount	Additional Paid-In Capital	Accumulated Loss	Accumulated Other Comprehensive Income	Total Shareholders' Equity
Balance at December 31, 2023	82,469,768	10,173	590,771	(316,973)	4,422	288,393
Issuance of Ordinary Shares and Pre-Funded Warrants, net of issuance costs	5,871,909	759	189,207	—	—	189,966
Exercise of warrants	926,698	121	19,674	—	—	19,795
Exercise of stock options	452,461	60	(609)	—	—	(549)
Share-based compensation	—	—	7,965	—	—	7,965
Total loss and comprehensive loss for the period	—	—	—	(93,767)	—	(93,767)
As at March 31, 2024	89,720,836	11,113	807,008	(410,740)	4,422	411,803
Exercise of warrants	294,521	38	6,268	—	—	6,306
Share-based compensation	—	—	8,337	—	—	8,337
Total loss and comprehensive loss for the period	—	—	—	(39,007)	—	(39,007)
As at June 30, 2024	90,015,357	11,151	821,613	(449,747)	4,422	387,439
Exercise of Pre-Funded Warrants	2,105,248	279	(279)	—	—	—
Exercise of stock options	45,000	5	53	—	—	58
Share-based compensation	—	—	8,012	—	—	8,012
Total loss and comprehensive loss for the period	—	—	—	(16,647)	—	(16,647)
As at September 30, 2024	92,165,605	11,435	829,399	(466,394)	4,422	378,862

Balance at December 31, 2024	108,064,340	13,444	1,298,160	(558,571)	4,467	757,500
Issuance of Earnout Shares	1,743,136	226	40,581	—	—	40,807
Exercise of Pre-Funded Warrants	1,293,938	162	(162)	—	—	—
Exercise of warrants	15,942	2	410	—	—	412
Exercise of stock options	909,140	116	2,875	—	—	2,991
Vesting of RSUs	142,795	18	(18)	—	—	—
Share-based compensation	—	—	15,213	—	—	15,213
Total loss and comprehensive loss for the period	—	—	—	(39,527)	(33)	(39,560)
As at March 31, 2025	112,169,291	13,968	1,357,059	(598,098)	4,434	777,363
Exercise of warrants	100	—	2	—	—	2
Exercise of stock options	340,317	46	3,378	—	—	3,424
Vesting of RSUs	206	—	—	—	—	—
Share-based compensation	—	—	15,179	—	—	15,179
Total loss and comprehensive loss for the period	—	—	—	(17,364)	(107)	(17,471)
As at June 30, 2025	112,509,914	14,014	1,375,618	(615,462)	4,327	778,497
Exercise of warrants	23,826	4	633	—	—	637
Exercise of stock options	638,944	89	5,529	—	—	5,618
Share-based compensation	—	—	15,010	—	—	15,010
Total loss and comprehensive loss for the period	—	—	—	(72,005)	313	(71,692)
As at September 30, 2025	113,172,684	14,107	1,396,790	(687,467)	4,640	728,070

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the nine months ended September 30,
	2025	2024
(In thousands of USD)
Operating activities:
Loss for the period	(128,896)	(149,421)
Non-cash adjustments to reconcile loss before tax to net cash flows:
Depreciation and amortization	161	62
Non-cash rent expense	3	8
Fair value change - derivative earnout and warrants	3,448	30,028
Loss on disposal of property, plant and equipment	1	—
Foreign exchange (gains)/losses	(13,137)	(1,270)
Amortization of premium/discount on available-for-sale debt securities	(1,381)	—
Share-based compensation	45,402	24,204
Changes in working capital:
Changes in prepayments and other receivables	(3,216)	(8,769)
Changes in accounts payable	(409)	(9,751)
Changes in accrued expenses and other current liabilities	(2,876)	(708)
Changes in deferred revenue	(6,008)	(5,466)
Net cash used in operating activities	(106,908)	(121,083)
Investing activities:
Purchase of property, plant and equipment, including internal use software	(146)	(669)
Maturities of marketable securities	71,563	—
Purchases of marketable securities	(225,192)	—
Net cash used in investing activities	(153,775)	(669)
Financing activities:
Proceeds from February 2024 offering of Ordinary Shares and Pre-Funded Warrants	—	190,481
Transaction costs on February 2024 issue of Ordinary Shares and Pre-Funded Warrants	—	(515)
Transaction costs on December 2024 issue of Ordinary Shares and Pre-Funded Warrants	(1,586)	—
Proceeds from exercise of warrants	458	13,421
Proceeds from exercise of options	16,964	498
Payment of withholding taxes related to net share settlement of exercised options	—	(989)
Net cash provided by financing activities	15,836	202,896
Net change in cash, cash equivalents and restricted cash	(244,847)	81,144
Foreign exchange differences	12,819	1,135
Cash, cash equivalents and restricted cash at the beginning of the period	771,743	340,450
Cash, cash equivalents and restricted cash at the end of the period	539,715	422,729
Noncash financing and investing activities
Right-of-use assets obtained in exchange for new operating lease liabilities	—	562
Issuance of earnout shares	40,807	—

Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	538,407	422,729
Restricted cash	1,308	—
	539,715	422,729